UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 24, 2014

SUTOR TECHNOLOGY GROUP LIMITED

(Exact name of registrant as specified in its charter)

Nevada	001-33959	87-0578370

(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 8, Huaye Road

Dongbang Industrial Park

Changshu, China 215534

(Address of Principal Executive Offices)

(86) 512-52680988

Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 24, 2014, Sutor Steel Technology Co., Ltd., a wholly-owned subsidiary of Sutor Technology Group Limited (the “Company”), entered into an employment agreement with the Company’s Chief Executive Officer, Mr. Zhuo Wang, under which Mr. Wang will receive an annual salary of $150,000. Mr. Wang’s employment with the Company is at-will and can be terminated by either party at any time with or without cause, and with or without notice.

On the same date, Sutor Steel Technology Co., Ltd. also entered into an employment agreement with the Company’s Chief Operating Officer, Mr. Shoubin Xiong, under which Mr. Xiong will receive an annual salary of $90,000. Mr. Xiong’s employment with the Company is at-will and can be terminated by either party at any time with or without cause, and with or without notice.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the above employment agreements and is qualified in its entirety by reference to the provisions of such agreements attached to this report as Exhibit 10.1 and Exhibit 10.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Employment Agreement, dated February 24, 2014, by and between Sutor Steel Technology Co., Ltd. and Zhuo Wang.
10.2	Employment Agreement, dated February 24, 2014, by and between Sutor Steel Technology Co., Ltd. and Shoubin Xiong.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sutor Technology Group Limited

Date: February 25, 2014

/s/ Zhuo Wang

Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Employment Agreement, dated February 24, 2014, by and between Sutor Steel Technology Co., Ltd. and Zhuo Wang.
10.2	Employment Agreement, dated February 24, 2014, by and between Sutor Steel Technology Co., Ltd. and Shoubin Xiong.